Exhibit 99.1

Infinity Natural Resources Announces First Quarter 2025 Results and Maintains 2025 Guidance

May 12, 2025

Morgantown, West Virginia—Infinity Natural Resources, Inc. (“Infinity” or the “Company”) (NYSE: INR) today reported its first quarter 2025 financial and operating results.

First Quarter 2025 & Recent Highlights

•

Placed into sales six wells on budget and ahead of schedule during the quarter totaling approximately 83,000 lateral feet comprised of (a) one oil well in the Utica Shale in Ohio in early January and (b) five natural gas wells in late March in the Marcellus Shale in Pennsylvania

•

Accelerated a natural gas weighted project by contracting a second drilling rig to drill four natural gas weighted wells in the Marcellus Shale in Pennsylvania expected to be turned into sales this summer

•	Delivered total net daily production of 26.5 MBoe/d, approximately 31% oil and 55% liquids

•	Reported net loss of $128.4 million, which includes a one-time non-cash share-based compensation expense of $126.1 million related to the IPO

•	Delivered Adjusted EBITDAX(1) of $57.2 million, representing an Adjusted EBITDAX Margin(1) of $23.96 / Boe, which is an increase of $1.73 / Boe from the first quarter of 2024

•	Generated $74.2 million of net cash provided by operating activities

•	Drilling and completion (“D&C”) capital expenditures incurred of $78.2 million and midstream capital expenditures incurred of $3.5 million

•	Total net debt was reduced by approximately $250.7 million to approximately $6.6 million as of March 31, 2025

•	Total liquidity was $343.6 million as of March 31, 2025

(1)

Adjusted EBITDAX and Adjusted EBITDAX Margin are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included in the section titled “Non-GAAP Financial Measures.”

Management Commentary

“We delivered strong operational performance in the first quarter, with production of approximately 26.5 MBoe/d, representing 13% sequential growth over fourth quarter 2024, driven by consistent well performance across our asset base,” said Zack Arnold, President & CEO of Infinity. “Despite unseasonably cold weather in the Northeast that impacted operating costs for well maintenance and additional equipment needs, our team’s operational excellence allowed us to maintain strong production levels and bring wells online ahead of schedule. I’m proud of our team’s execution through these challenging conditions.”

“Our flexible operating model and balanced portfolio across the Marcellus and Utica Shales enable us to pivot between oil and natural gas development based on market conditions. This adaptability, combined with our clean balance sheet, positions us to fund development through cash flow while pursuing strategic opportunities that create long-term value for our stakeholders.”

“Looking ahead to the second quarter, we’re executing as planned and remain on track with the development program embedded in our full year 2025 outlook. The macro landscape has recently shifted and market sentiment remains cautious about the outlook for oil prices in the back half of this year. However, the market remains more constructive regarding natural gas prices. In response to the current environment, we have elected to bring forward our next natural gas project. We will be constructing this pad during the second quarter and expect to begin drilling these wells this summer. Concurrently, we are reviewing our oil-weighted development plans in the second half of the year and will be flexible with our operations depending on estimated project returns as we progress through our one rig schedule,” concluded Mr. Arnold.

Operational Update

Infinity’s net daily production for the first quarter of 2025 averaged 26.5 MBoe/d, consisting of 22.7 MBoe/d in Ohio and 3.9 MBoe/d in Pennsylvania. Infinity’s net daily production mix was comprised of approximately 31% oil, 23% NGLs and 45% natural gas. We turned into sales 6.0 gross (5.2 net) wells during the first quarter, including 5 gross wells in the Marcellus Shale in Pennsylvania and 1 gross well in the Utica Shale in Ohio, representing approximately 83,000 lateral feet.

The following table sets forth information regarding our production, revenues and realized prices and production costs for the first quarter of 2025 and 2024:

	Three Months Ended March 31,
	2025	2024
Production data:
Oil (MBbls)	742	397
Natural gas (MMcf)	6,519	6,892
NGL (MBbls)	561	380

Total (MBoe)(1)	2,389	1,925

Average daily production (MBoe/d)(1)	26,546	21,157
Average wellhead realized prices (before giving effect to realized derivatives):
Oil (/Bbl)	$63.40	$68.42
Natural gas (/Mcf)	$3.51	$1.93
NGL (/Bbl)	$25.49	$24.70
Average wellhead realized prices (after giving effect to realized derivatives):
Oil (/Bbl)	$64.70	$69.31
Natural gas (/Mcf)	$3.30	$2.54
NGL (/Bbl)	$25.27	$26.79
Operating costs and expenses:
Gathering, processing and transportation	$12,070	$10,456
Lease operating	7,434	7,288
Production and ad valorem taxes	632	359
Depreciation, depletion, and amortization	21,258	15,555
General and administrative (excluding share-based compensation)	4,856	2,128

Total	$46,250	$35,786

(1)	Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.

Capital Investment

Capital expenditures incurred during the quarter were $88.3 million, which included $78.2 million on D&C activities, $3.5 million on midstream and $6.6 million on land activities.

Financial Position and Liquidity

As of March 31, 2025, Infinity had approximately $4.9 million of cash and cash equivalents and $11.3 million of borrowings under its revolving credit facility. On March 31, 2025, Infinity increased the borrowing base under its credit facility from $325 million to $350 million as part of its periodic redetermination. Infinity’s liquidity as of March 31, 2025 totaled approximately $343.6 million comprised of $4.9 million of cash and cash equivalents and approximately $338.7 million of available borrowing capacity under its revolving credit facility.

2025 Outlook

Infinity is maintaining its 2025 capital & production guidance from its fourth quarter earnings press release. Consistent with its corporate hedging strategy, the Company has supported its development program by significantly hedging its anticipated near-term drilling program, securing attractive discounted returns on investment for those projects. The Company expects to maintain optionality with its operations and deploy capital based on estimated project returns.

Conference Call and Webcast Details

Infinity will host a conference call Tuesday, May 13, 2025, at 10:00 a.m. ET to discuss the results. The conference call will be webcast live on the Company’s investor relations (IR) website at https://ir.infinitynaturalresources.com/. In addition, you may participate in the conference call by dialing (800) 715-9871 (U.S.), or +1 (646) 307-1963 (International), and referencing “Infinity.” A replay of the call will be available for 14 days following the call at the Company’s website or by phone at (800) 770-2030 (U.S.) or +44 20 3433 3849 (International) using the conference ID: 7133167#.

About Infinity

Infinity (NYSE: INR) is a growth oriented, free cash flow generating, independent energy company focused on the acquisition, development, and production of hydrocarbons in the Appalachian Basin. Our operations are focused on the volatile oil window of the Utica Shale in eastern Ohio as well as our stacked dry gas assets in both the Marcellus and Utica Shales in southwestern Pennsylvania.

Cautionary Statement Regarding Forward-Looking Statements

This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact, included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, future commodity prices, future production targets, leverage targets or debt repayment, future capital spending plans, capital efficiency, expected drilling and completions plans and projected well costs are forward-looking statements. When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made.

Such statements are subject to a number of assumptions, risks and uncertainties, including those incident to the development, production, gathering and sale of oil, natural gas and NGLs, most of which are difficult to predict and many of which are beyond the control of the Company. These include, but are not limited to, commodity price volatility; inflation; lack of availability and cost of drilling, completion and production equipment and services; supply chain disruption; project construction delays; environmental risks; drilling, completion and other operating risks; lack of availability or capacity of midstream gathering and transportation infrastructure; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; the concentration of the Company’s operations in the Appalachian Basin; difficult and adverse conditions in the domestic and global capital and credit markets; impacts of geopolitical events and world health events, including trade wars; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; potential financial losses or earnings reductions resulting from the Company’s commodity price risk management program or any inability to manage its commodity risks; failure to realize expected value creation from property acquisitions and trades; weather related risks; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and the Company’s inability to re-establish production; the Company’s ability to service its indebtedness; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insider or other with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; risks related to the Company’s ability to expand its business, including through the recruitment and retention of qualified personnel; and the other risks described in our SEC filings, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimates depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any future production and development program. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Please read the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in other filings we make with the SEC in the future, for a discussion of the risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. As a result, actual outcomes and results could materially differ from what is expressed, implied to forecast in such statements. Therefore, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Infinity Natural Resources, Inc.

Gregory Pipkin Jr.

Senior Vice President of Corporate Development and Strategy

ir@infinitynr.com

Source: Infinity Natural Resources, Inc.

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues:
Oil, natural gas, and natural gas liquids sales	$84,184	$49,839
Midstream activities	981	386

Total revenues	85,165	50,225
Operating expenses:
Gathering, processing, and transportation	12,070	10,456
Lease operating	7,434	7,288
Production and ad valorem taxes	632	359
Depreciation, depletion and amortization	21,258	15,555
General and administrative (including share-based compensation of $126.9 million and $0.0 for the three months ended March 31, 2025 and 2024, respectively)	131,750	2,128

Total operating expenses	$173,144	$35,786

Operating income	(87,979)	14,439
Other income (expense):
Interest, net	(3,067)	(4,573)
Loss on derivative instruments	(37,218)	(23,455)
Other (expense) income	(63)	(467)

Net loss before income tax expense (benefit)	(128,327)	(14,056)
Income tax expense	35	—

Net loss	$(128,362)	$(14,056)

Net income attributable to Infinity Natural Resources, LLC prior to the reorganization	9,914
Net loss attributable to redeemable non-controlling interests	(103,707)

Net loss attributable to Infinity Natural Resources, Inc.	$(34,569)

Net loss attributable to Infinity Natural Resources, Inc. per share of Class A common stock—basic and diluted	$(2.27)
Weighted-average shares of Class A common stock outstanding—basic and diluted	15,237,500

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(amounts in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$4,859	$2,203
Accounts receivable:
Oil and natural gas sales, net	34,044	39,314
Joint interest and other, net	15,486	32,229
Prepaid expenses and other current assets	3,362	11,822
Commodity derivative assets, short term	763	—

Total current assets	$58,514	$85,568
Oil and natural gas properties, full cost method (including $86.8 million and $86.5 million as of March 31, 2025 and December 31, 2024, respectively excluded from amortization)	1,017,189	933,228
Midstream and other property and equipment	43,589	40,053
Less: Accumulated depreciation, depletion, and amortization	(174,429)	(153,233)

Property and equipment, net	$886,349	$820,048
Operating lease right-of-use assets, net	1,309	1,389
Other assets	7,745	8,461

Total assets	$953,917	$915,466

Liabilities, Redeemable Interest and Stockholders’ Deficit / Members’ Equity
Current liabilities:
Accounts payable	$46,583	$51,370
Royalties payable	26,448	23,129
Accrued liabilities	25,567	45,903
Current portion of long-term debt	80	101
Operating lease liabilities	209	247
Commodity derivative liabilities, short-term	38,664	12,596

Total current liabilities	$137,551	$133,346
Long-term debt	11,391	259,406
Operating lease liabilities, net of current portion	1,098	1,142
Asset retirement obligations	3,130	2,988
Commodity derivative liabilities, long-term	18,670	10,342
Deferred tax liability, net	35	—

Total liabilities	$171,875	$407,224
Commitments and contingencies (Note 14)
Redeemable non-controlling interest	834,279	—
Stockholders’ deficit / members’ equity
Members’ equity	—	508,242
Class A common stock—$0.01 par value; 400,000,000 shares authorized, 15,237,500 and 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	152	—
Class B common stock—$0.01 par value; 150,000,000 shares authorized, 45,638,889 and 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	456	—
Additional paid-in capital	—	—
Accumulated deficit	(52,845)	—

Total stockholders’ deficit/ members’ equity	(52,237)	508,242

Total liabilities, redeemable interest and stockholders’ deficit / members’ equity	$953,917	$915,466

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

(amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(128,362)	$(14,056)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	21,258	15,555
Amortization of debt issuance costs	527	477
Share-based compensation expense	126,895	—
Loss on derivative instruments	37,218	23,455
Cash received (paid) on settlement of derivative instruments	(3,585)	13,263
Non-cash lease expense	80	(5)
Deferred income tax	35	—
Changes in operating assets and liabilities:
Accounts receivable	22,013	15,240
Prepaid expenses and other assets	(1,151)	33
Accounts payable	(978)	(21,598)
Royalties payable	3,319	(3,382)
Accrued and other expenses	(4,707)	1,046
Other assets and liabilities	1,667	127

Net cash provided by operating activities	$74,229	$30,155
Cash flows from investing activities:
Additions to oil and gas properties	(105,665)	(36,327)
Additions to midstream and other property and equipment	(2,766)	(1,856)

Net cash used in investing activities	$(108,431)	$(38,183)
Cash flows from financing activities:
Proceeds from capital contributions	—	500
Borrowings under revolving credit facility	56,000	43,500
Payments on revolving credit facility	(304,000)	(34,000)
Proceeds issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	286,465	—
Payments of debt issuance costs	(645)	—
Payments of initial public offering costs	(925)	—
Payments on notes payable	(37)	(33)

Net cash provided by financing activities	$36,858	$9,967
Net increase in cash and cash equivalents	2,656	1,939
Cash and cash equivalents at beginning of period	2,203	1,504

Cash and cash equivalents at end of period	$4,859	$3,443

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), our earnings release contains non-GAAP financial measures as described below.

Adjusted EBITDAX

We define Adjusted EBITDAX as net income (loss) plus interest, net, income tax expense, depreciation, depletion, and amortization, unrealized loss (gain) on derivative instruments, net cash settlements received (paid) on derivatives, non-cash interest expense (amortization), non cash compensation expense and non-recurring transaction expenses. We believe Adjusted EBITDAX is useful because it makes for an easier comparison of our operating performance, without regard to our financing methods, corporate form or capital structure. We determined our adjustments from net income (loss) to arrive at Adjusted EBITDAX to reflect the substantial variance in practice from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered more meaningful than or as an alternative to net income (loss) determined in accordance with U.S. GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDAX may differ from and may not be comparable to similarly titled measures of other companies. Adjusted EBITDAX Margin is defined as Adjusted EBITDAX divided by total production.

The following table provides a reconciliation of our net loss, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Adjusted EBITDAX for the periods presented herein:

	For the Three Months Ended March 31
(in thousands)	2025	2024
Net loss	$(128,363)	$(14,056)
Interest, net	3,067	4,573
Income tax expense	35	—
Depreciation, depletion, and amortization	21,258	15,555
Loss (gain) on derivative instruments	37,218	23,455
Net cash settlements received (paid) on derivatives	(3,585)	13,264
Non cash compensation expense	755	—
Non-recurring transaction expenses	126,860	—

Adjusted EBITDAX	$57,246	$42,790